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                                                                     EXHIBIT  11

                         AUTOMATIC DATA PROCESSING, INC
                                AND SUBSIDIARIES
                        CALCULATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)
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                                                                            Year ended June 30,
                                                                --------------------------------------------
                                                                1995       1994     1993      1992      1991
                                                                ----       ----     ----      ----      ----
PRIMARY EARNINGS PER SHARE:
Earnings before cumulative effect of accounting changes       $394,830  $334,120  $294,200  $256,180  $227,690
Cumulative effect of accounting changes                              -    (4,800)        -         -         -
                                                              --------  --------  --------  --------  --------
Net earnings applicable to common shares                      $394,830  $329,320  $294,200  $256,180  $227,690
                                                              --------  --------  --------  --------  --------
                                                              --------  --------  --------  --------  --------

Average number of common shares outstanding (1)                142,556   140,890   141,327   139,045   139,936
                                                               -------   -------   -------   -------   -------
                                                               -------   -------   -------   -------   -------

Primary earnings per share
 before cumulative effect of accounting changes                  $2.77     $2.37     $2.08     $1.84     $1.63
Cumulative effect of accounting changes                              -     (0.03)        -         -         -
                                                              --------  --------  --------  --------  --------
Primary earnings per share (1)                                   $2.77     $2.34     $2.08     $1.84     $1.63
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FULLY DILUTED EARNINGS PER SHARE:
Net earnings used in primary earnings per share               $394,830  $334,120  $294,200  $256,180  $227,690
Adjustment for interest (net of tax) -
Zero coupon convertible subordinated notes (5 1/4% yield)(1)    11,330    10,075     9,409     3,314         -
                                                              --------  --------  --------  --------  --------

Net earnings used for fully diluted earnings per share
 before cumulative effect of accounting changes               $406,160  $344,195  $303,609  $259,494  $227,690
Cumulative effect of accounting changes                              -    (4,800)        -         -         -
                                                              --------  --------  --------  --------  --------

Net earnings used for fully diluted earnings per share        $406,160  $339,395  $303,609  $259,494  $227,690
                                                              --------  --------  --------  --------  --------
                                                              --------  --------  --------  --------  --------

Average number of shares outstanding on a fully diluted basis:
Shares used in calculating primary earnings per share          142,556   140,890   141,327   139,045   139,936
Diluted effect of all stock options outstanding after
 application of treasury stock method                            2,918     2,691     2,981     3,180     2,822
Shares assumed to be issued upon conversion of Debentures-
 Zero coupon convertible subordinated notes (5 1/4% yield)(2)    5,201     5,201     5,201     1,861         -
                                                               -------   -------   -------   -------   -------
Average number of shares outstanding on a fully diluted basis: 150,675   148,782   149,509   144,086   142,758
                                                               -------   -------   -------   -------   -------
                                                               -------   -------   -------   -------   -------

Fully diluted earnings per share before cumulative effect of
 accounting changes                                              $2.70     $2.31     $2.03     $1.80     $1.59
Cumulative effect of accounting changes                           0.00     (0.03)        -         -         -
                                                              --------  --------  --------  --------  --------
Fully diluted earnings per share                                 $2.70     $2.28     $2.03     $1.80     $1.59
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(1) All share and per share information has been adjusted to reflect a two-for-one stock split on May 1, 1991.
(2) Assumed converted at the beginning of periods reported.
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